Exhibit 32(a)

                  Certification of Periodic Financial Report by
                       Chief Executive Officer Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002
                           and 18 U.S.C. Section 1350


     I, Stephen J. Cole-Hatchard, Sr. Chief Executive Officer of Provo International, Inc. (the "Company"), certify that:


1. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                                /S/ Stephen J. Cole-Hatchard
                                                ----------------------------
                                                Stephen J. Cole-Hatchard
                                                Chief Executive Officer
                                                Provo International, Inc.
                                                December 16, 2004


     A signed original of this written statement required by Section 906 has been provided to Provo International, Inc. and will be retained by Provo International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.